Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 26, 2021, relating to the financial statements of Thoma Bravo Advantage appearing in the Registration Statement on Form F-1. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
September 29, 2021